Exhibit 99

NEWS

CONTACT:	Tom Marder
(301) 380-2553 thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS FIRST QUARTER 2013 RESULTS

FIRST QUARTER HIGHLIGHTS

•	First quarter diluted EPS totaled $0.43, a 43 percent increase over prior year results;

•	Operating income increased $51 million in the first quarter to $226 million, including an estimated $23 million increase relating to the change in the fiscal calendar;

•	North American comparable company-operated REVPAR rose 5.8 percent in the first quarter with average daily rate up 5.3 percent;

•	On a constant dollar basis, worldwide comparable systemwide REVPAR rose 4.6 percent in the first quarter, including a 3.8 percent increase in average daily rate;

•

At the end of the first quarter, the company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development increased to over 135,000 rooms, including more than 64,000 rooms outside North America;

•

Nearly 5,300 rooms opened during the quarter, including roughly 1,200 rooms converted from competitor brands and over 3,000 rooms in international markets. The company added over 16,000 rooms to the pipeline during the first quarter;

•

Marriott repurchased 5.4 million shares of the company’s common stock for $212 million during the first quarter. Year-to-date through April 30, 2013, the company repurchased 8.1 million shares for $324 million;

BETHESDA, MD – May 1, 2013 - Marriott International, Inc. (NYSE: MAR) today reported first quarter 2013 results. Due to the company’s change in the fiscal calendar beginning in 2013, the first quarter of 2013 reflects the period from December 29, 2012 through March 31, 2013 (93 days) compared to the 2012 first quarter, which reflects the period from December 31, 2011 through March 23, 2012 (84 days). Prior year results have not been restated for the change in fiscal calendar, although revenue per available room (REVPAR), occupancy and average daily rate statistics are reported for calendar quarters for purposes of comparability.

First quarter 2013 net income totaled $136 million, a 31 percent increase compared to first quarter 2012 net income. Diluted earnings per share (EPS) totaled $0.43, a 43 percent increase from diluted EPS in the year-ago quarter. On February 19, 2013, the company forecasted first quarter diluted EPS of $0.37 to $0.42.

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “Our business has seen dramatic recovery in the past few years. In fact, in the first quarter of 2013, we exceeded peak 2007 levels for fee revenue and North American systemwide REVPAR. Our worldwide development pipeline also reached a record level. We are more global than ever having grown our system outside the U.S. by nearly 40 percent in the past 6 years.

“Our business is highly resilient. Our first quarter fee revenue exceeded our expectations. North American systemwide REVPAR increased nearly 5 percent reflecting strong transient demand and favorable pricing. Increasingly profitable hotels drove our incentive fees to $66 million with particular strength among full-service hotels in the U.S.

“Group booking pace for the Marriott Hotels and Resorts brand in North America for the remainder of 2013 is up 4 percent, reflecting somewhat more cautious short-term corporate group demand. At the same time, our 2014 group booking pace has improved dramatically, now up 5 percent compared to a 4 percent decline just a year ago, reflecting strong long-term group demand and rapidly filling hotels.

“Our development pipeline increased to more than 135,000 rooms under construction, awaiting conversion or approved for development, and nearly 20 percent ahead of year-ago levels. We are delighted by the trust and confidence placed in us by our owners and franchisees around the world.”

For the 2013 first quarter, REVPAR for worldwide comparable systemwide properties increased 4.6 percent (a 4.5 percent increase using actual dollars).

In North America, comparable systemwide REVPAR increased 4.8 percent in the first quarter of 2013, including a 4.2 percent increase in average daily rate. REVPAR for comparable systemwide North American full-service and luxury hotels (including Marriott Hotels & Resorts,

The Ritz-Carlton, Renaissance Hotels and Autograph Collection) increased 5.5 percent with a 4.3 percent increase in average daily rate. REVPAR for comparable systemwide North American limited-service hotels (including Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites and Fairfield Inn & Suites) increased 4.1 percent in the first quarter with a 4.0 percent increase in average daily rate.

International comparable systemwide REVPAR rose 4.1 percent (a 3.7 percent increase using actual dollars), including a 1.5 percent increase in average daily rate (a 1.1 percent increase using actual dollars) in the first quarter of 2013.

Marriott added 32 new properties (5,257 rooms) to its worldwide lodging portfolio in the 2013 first quarter, including The Ritz-Carlton Abu Dhabi, Grand Canal and the L’Hermitage Gantois, an Autograph Collection hotel in France. Eleven properties (2,322 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed 3,822 properties and timeshare resorts for a total of over 663,000 rooms.

The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development increased to approximately 800 properties with over 135,000 rooms at quarter-end.

MARRIOTT REVENUES totaled more than $3.1 billion in the 2013 first quarter compared to revenues of over $2.5 billion for the first quarter of 2012. Base management and franchise fees totaled $304 million, a $54 million increase from the first quarter of 2012 of which the company estimates $31 million relates to the change in the fiscal calendar. In addition to the calendar change impact, the year-over-year increase reflects higher REVPAR at existing hotels, fees from new hotels and the favorable impact of $3 million of fee reversals at two hotels due to contract revisions in the year-ago quarter. First quarter worldwide incentive management fees increased 32 percent to $66 million and included an approximately $6 million increase relating to the change in the fiscal calendar. In the first quarter, 33 percent of worldwide company-managed hotels earned incentive management fees compared to 29 percent in the year-ago quarter.

Owned, leased, corporate housing and other revenue, net of direct expenses, totaled $36 million, compared to $22 million in the year-ago quarter. The $14 million increase largely reflects higher credit card and residential branding fees, as well as higher termination fees, partially offset by weaker operating results, primarily at one international leased property and costs related to a lease the company terminated. The company also estimates that approximately $1 million of the year-over-year increase relates to the change in fiscal calendar.

GENERAL, ADMINISTRATIVE and OTHER expenses for the 2013 first quarter increased $33 million to $180 million. First quarter 2013 expenses reflected an approximately $15 million increase related to the change in fiscal calendar, routine increases in compensation and other expenses, branding and service initiatives and growth in international markets. Expenses in the 2013 first quarter also included a $2 million change in estimate for compensation paid in 2013 but associated with 2012; $3 million of higher amortization of contract acquisition costs, largely related to the Gaylord transaction; and a $3 million unfavorable foreign exchange impact, which included $2 million related to the Venezuelan currency devaluation.

Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)

EBITDA totaled $268 million in the 2013 first quarter, a 25 percent increase over 2012 first quarter EBITDA of $215 million. See page A-6 for the EBITDA calculation.

BALANCE SHEET

At the end of the first quarter, total debt was $3,255 million and cash balances totaled $221 million, compared to $2,935 million in debt and $88 million of cash at year-end 2012.

COMMON STOCK

Weighted average fully diluted shares outstanding used to calculate diluted EPS totaled 320.0 million in the 2013 first quarter, compared to 344.6 million in the year-ago quarter.

The company repurchased 5.4 million shares of common stock in the first quarter at a cost of $212 million. Year-to-date through April 30, 2013, Marriott repurchased 8.1 million shares of its stock for $324 million. The remaining share authorization as of April 30, 2013, totaled 26.2 million shares.

2013 OUTLOOK

The company will report its 2013 results on a calendar basis, with quarters ending on March 31, June 30, September 30 and December 31. The second quarter of 2013 will include 91 days compared to 84 days in the 2012 second quarter. Prior year results will not be restated or reported on a pro forma basis for the change in fiscal calendar, although REVPAR statistics will be adjusted to calendar quarters for purposes of comparability.

For the second quarter, the company expects comparable systemwide calendar REVPAR on a constant dollar basis will increase 5 to 7 percent in North America, 2 to 4 percent outside North America and 4 to 6 percent worldwide.

The company expects second quarter 2013 operating profit could total $275 million to $295 million, a $32 million to $52 million increase over the prior year quarter. The company estimates that roughly $20 million of the year-over-year operating profit increase in the second quarter will be attributable to the change in the fiscal calendar.

The company expects full year 2013 comparable systemwide REVPAR on a constant dollar basis will increase 4.5 to 7 percent in North America, 3 to 5 percent outside North America and 4 to 7 percent worldwide.

The company anticipates adding approximately 30,000 to 35,000 rooms worldwide for the full year 2013. The company also expects approximately 10,000 rooms will leave the system during the year.

The company assumes full year fee revenue could total $1,535 million to $1,585 million, growth of 8 to 12 percent over 2012 fee revenue of $1,420 million.

The company expects owned, leased, corporate housing and other revenue, net of expenses could total $140 million to $150 million in 2013, a 9 to 15 percent decline year-over-year. Expected results for 2013 reflect tougher year-over-year comparisons due to the London Olympics, 2013 renovations at some international leased hotels, higher pre-opening expenses, and lower termination and residential branding fees.

For 2013, the company anticipates general, administrative and other expenses will total $675 million to $685 million, an increase of 5 to 6 percent over 2012 expenses of $645 million. The increase in guidance for general, administrative and other expenses from February 2013 largely reflects the higher than anticipated spending in the first quarter related to unfavorable foreign exchange, legal expenses and a change in estimate for compensation paid in 2013, but associated with 2012.

Given these assumptions, 2013 diluted EPS could total $1.93 to $2.08, a 12 to 21 percent increase year-over-year. In 2012, the company recorded a $41 million pretax ($25 million after-tax and $0.08 per diluted share) gain on the sale of the equity interest in the Courtyard joint venture. Excluding that gain from 2012 diluted EPS, the company estimates 2013 diluted EPS could increase 18 to 27 percent year-over-year as shown on page A-9.

	Second Quarter 2013	Full Year 2013

Total fee revenue	$405 million to $415 million	$1,535 million to $1,585 million

Owned, leased, corporate housing and other revenue, net of direct expenses	$40 million to $45 million	$140 million to $150 million

General, administrative and other expenses	$165 million to $170 million	$675 million to $685 million

Operating income	$275 million to $295 million	$990 million to $1,060 million

Gains and other income	Approx. $3 million	Approx. $10 million

Net interest expense[1]	Approx. $25 million	Approx. $100 million

Equity in earnings (losses)	Approx. $3 million	Approx. $0 million

Earnings per share	$0.55 to $0.59	$1.93 to $2.08

Tax rate		33.0 percent

[1]	Net of interest income

The company expects investment spending in 2013 will total approximately $600 million to $800 million, including approximately $100 million for maintenance capital spending. Investment spending also includes other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments. Assuming this level of investment spending, approximately $800 million to $1 billion could be returned to shareholders through share repurchases and dividends.

Based upon the assumptions above, the company expects full year 2013 EBITDA will total $1,185 million to $1,255 million, a 3 to 10 percent increase over prior year’s EBITDA. Excluding the $41 million Courtyard joint venture gain from 2012 EBITDA, the company expects 2013 EBITDA will increase 7 to 14 percent year-over-year as shown on page A-7.

Marriott International, Inc. (NYSE: MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, May 2, 2013 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until May 2, 2014.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 25765606. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, May 2, 2013 until 8 p.m. ET, Thursday, May 9, 2013. To access the replay, call 404-537-3406. The conference ID for the recording is 25765606.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add to or remove from our system in the future; our expectations about investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent annual report on Form 10-K or quarterly report on Form 10-Q. Risks that could affect forward-looking statements in this press release include changes in market conditions; the continuation and pace of the economic recovery; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; and the availability of capital to finance hotel growth and refurbishment. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of May 1, 2013. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NYSE: MAR) is a leading lodging company based in Bethesda, Maryland, USA, with more than 3,800 properties in 74 countries and territories and reported revenues of nearly $12 billion in fiscal year 2012. The company operates and franchises hotels and licenses vacation ownership resorts under 18 brands, including Marriott Hotels & Resorts, The Ritz-Carlton, JW Marriott, Bulgari, EDITION, Renaissance, Gaylord Hotels, Autograph Collection, AC Hotels by Marriott, Courtyard, Fairfield Inn & Suites, SpringHill Suites, Residence Inn, TownePlace Suites, Marriott Executive Apartments, Marriott Vacation Club, Grand Residences by Marriott and The Ritz-Carlton Destination Club. There are approximately 325,000 employees at headquarters, managed and franchised properties. Marriott is consistently recognized as a top employer and for its superior business operations, which it conducts based on five core values: put people first, pursue excellence, embrace change, act with integrity, and serve our world. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.

PRESS RELEASE SCHEDULES

QUARTER 1, 2013

TABLE OF CONTENTS

Consolidated Statements of Income	A-1
Total Lodging Products	A-3
Key Lodging Statistics	A-4
EBITDA	A-6
EBITDA Full Year Forecast	A-7
Adjusted Operating Income Margin Excluding Cost Reimbursements	A-8
Adjusted 2012 EPS Excluding Gain on Courtyard JV Sale, Net of Tax	A-9
Non-GAAP Financial Measures	A-10

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

FIRST QUARTER 2013 AND 2012

(in millions, except per share amounts)

	93 Days Ended March 31, 2013[1]	84 Days Ended March 23, 2012[1]	Percent Better/(Worse)
REVENUES
Base management fees	$153	$124	23
Franchise fees	151	126	20
Incentive management fees	66	50	32
Owned, leased, corporate housing and other revenue[2]	224	217	3
Cost reimbursements[3]	2,548	2,035	25

Total Revenues	3,142	2,552	23

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct[4]	188	195	4
Reimbursed costs	2,548	2,035	(25)
General, administrative and other[5]	180	147	(22)

Total Expenses	2,916	2,377	(23)

OPERATING INCOME	226	175	29

Gains and other income[6]	3	2	50
Interest expense	(31)	(33)	6
Interest income	3	4	(25)
Equity in earnings/(losses)[7]	—	(1)	100

INCOME BEFORE INCOME TAXES	201	147	37

Provision for income taxes	(65)	(43)	(51)

NET INCOME	$136	$104	31

EARNINGS PER SHARE - Basic
Earnings per share	$0.44	$0.31	42

EARNINGS PER SHARE - Diluted
Earnings per share	$0.43	$0.30	43

Basic Shares	311.8	333.7
Diluted Shares	320.0	344.6

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

[1]	–	The 2013 first quarter began on December 29, 2012 and ended on March 31, 2013 and includes 93 days of activity. The 2012 first quarter began on December 31, 2011 and ended on March 23, 2012 and includes 84 days of activity.
[2]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, other revenue and revenue from our corporate housing business through our sale of that business on April 30, 2012.
[3]	–	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[4]	–	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business through our sale of that business on April 30, 2012.
[5]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[6]	–	Gains and other income includes gains and losses on the sale of real estate, note sales or repayments, the sale or other-than-temporary impairment of joint ventures and investments, debt extinguishments, and income from cost method joint ventures.
[7]	–	Equity in earnings/(losses) includes our equity in earnings or losses of unconsolidated equity method joint ventures.

MARRIOTT INTERNATIONAL, INC.

TOTAL LODGING PRODUCTS1

	Number of Properties			Number of Rooms/Suites
Brand	March 31, 2013	March 23, 2012	vs. March 23, 2012	March 31, 2013	March 23, 2012	vs. March 23, 2012
Domestic Full-Service
Marriott Hotels & Resorts	348	351	(3)	140,629	142,078	(1,449)
Renaissance Hotels	78	80	(2)	28,209	29,229	(1,020)
Autograph Collection	26	20	6	6,910	5,815	1,095
Gaylord Hotels	5	—	5	8,098	—	8,098
Domestic Limited-Service
Courtyard	820	807	13	115,095	113,692	1,403
Fairfield Inn & Suites	679	670	9	61,666	60,680	986
SpringHill Suites	297	288	9	34,844	33,821	1,023
Residence Inn	607	597	10	73,249	72,078	1,171
TownePlace Suites	212	202	10	21,118	20,248	870
International
Marriott Hotels & Resorts	210	202	8	64,392	61,968	2,424
Renaissance Hotels	75	74	1	24,400	23,730	670
Autograph Collection	10	5	5	1,223	548	675
Courtyard	114	111	3	22,244	21,777	467
Fairfield Inn & Suites	13	13	—	1,568	1,568	—
SpringHill Suites	2	2	—	299	299	—
Residence Inn	23	22	1	3,229	3,028	201
TownePlace Suites	2	1	1	278	105	173
Marriott Executive Apartments	26	24	2	4,140	3,826	314
Luxury
The Ritz-Carlton - Domestic	38	39	(1)	11,357	11,587	(230)
The Ritz-Carlton - International	43	39	4	13,120	11,996	1,124
Bulgari Hotels & Resorts	3	2	1	202	117	85
EDITION	1	1	—	78	78	—
The Ritz-Carlton Residential	37	34	3	4,067	3,838	229
The Ritz-Carlton Serviced Apartments	4	4	—	579	579	—
Unconsolidated Joint Ventures
AC Hotels by Marriott	79	75	4	8,819	7,976	843
Autograph Collection	5	5	—	348	350	(2)
Timeshare[2]	65	64	1	13,002	12,932	70

Total	3,822	3,732	90	663,163	643,943	19,220

[1]

Total Lodging Products as of March 23, 2012 does not include 2,095 ExecuStay corporate housing rental units. Because we completed the sale of our corporate housing business in the second quarter of 2012, we had no ExecuStay units at the end of the first quarter of 2013.

[2]	Timeshare unit and room counts are as of March 22, 2013 and March 23, 2012, the end of Marriott Vacation Worldwide's first quarter for 2013 and 2012, respectively.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties[1]
	Three Months Ended March 31, 2013 and March 31, 2012
	REVPAR		Occupancy			Average Daily Rate
Region	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Caribbean & Latin America	$179.53	5.7%	78.0%	-0.1%	pts.	$230.21	5.8%
Europe	$102.00	-2.7%	62.8%	0.1%	pts.	$162.45	-2.9%
Middle East & Africa	$91.05	10.7%	59.1%	4.1%	pts.	$154.00	3.1%
Asia Pacific	$103.51	3.1%	70.1%	1.5%	pts.	$147.61	1.0%

Regional Composite[2]	$110.39	2.0%	66.9%	1.0%	pts.	$164.95	0.4%

International Luxury[3]	$255.45	10.7%	65.4%	4.0%	pts.	$390.45	4.0%

Total International[4]	$129.23	4.1%	66.7%	1.4%	pts.	$193.67	1.9%

Worldwide[5]	$118.96	5.2%	68.4%	0.7%	pts.	$174.03	4.1%

Comparable Systemwide International Properties[1]
	Three Months Ended March 31, 2013 and March 31, 2012
	REVPAR		Occupancy			Average Daily Rate
Region	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Caribbean & Latin America	$147.97	6.1%	73.6%	1.3%	pts.	$200.97	4.2%
Europe	$97.04	-1.8%	61.2%	0.6%	pts.	$158.55	-2.7%
Middle East & Africa	$89.53	11.2%	59.7%	4.1%	pts.	$150.06	3.5%
Asia Pacific	$105.43	3.3%	70.3%	1.7%	pts.	$149.88	0.9%

Regional Composite[6]	$107.05	2.5%	66.0%	1.4%	pts.	$162.16	0.3%

International Luxury[3]	$255.45	10.7%	65.4%	4.0%	pts.	$390.45	4.0%

Total International[4]	$122.66	4.1%	66.0%	1.7%	pts.	$185.99	1.5%

Worldwide[7]	$97.48	4.6%	67.5%	0.6%	pts.	$144.50	3.8%

[1]	Statistics are in constant dollars. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.
[2]	Includes Marriott Hotels & Resorts, Renaissance Hotels, Courtyard, and Residence Inn properties.
[3]	Includes The Ritz-Carlton properties located outside of the United States and Canada and Bulgari Hotels & Resorts and EDITION properties.
[4]	Includes Regional Composite and International Luxury.
[5]

Includes Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

[6]	Includes Marriott Hotels & Resorts, Renaissance Hotels, Autograph Collection, Courtyard, Residence Inn, and Fairfield Inn & Suites properties.
[7]

Includes Marriott Hotels & Resorts, Renaissance Hotels, Autograph Collection, The Ritz-Carlton, Bulgari Hotels & Resorts, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Three Months Ended March 31, 2013 and March 31, 2012
	REVPAR		Occupancy			Average Daily Rate
Brand	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Marriott Hotels & Resorts	$125.81	5.5%	70.8%	0.5%	pts.	$177.68	4.7%
Renaissance Hotels	$130.91	6.7%	72.7%	0.3%	pts.	$180.16	6.2%
Composite North American Full-Service	$126.53	5.7%	71.1%	0.5%	pts.	$178.03	4.9%
The Ritz-Carlton	$245.10	8.9%	71.7%	1.3%	pts.	$341.79	6.9%
Composite North American Full-Service & Luxury	$138.63	6.2%	71.1%	0.6%	pts.	$194.87	5.4%
Courtyard	$76.82	3.5%	63.3%	-0.9%	pts.	$121.41	4.9%
SpringHill Suites	$75.55	10.1%	67.8%	4.0%	pts.	$111.37	3.7%
Residence Inn	$91.58	5.7%	72.3%	1.2%	pts.	$126.59	4.0%
TownePlace Suites	$56.38	2.5%	62.9%	-3.4%	pts.	$89.63	8.1%
Composite North American Limited-Service	$80.18	4.8%	66.3%	0.0%	pts.	$121.02	4.7%
Composite - All	$114.27	5.8%	69.1%	0.4%	pts.	$165.36	5.3%

Comparable Systemwide North American Properties[1]
	Three Months Ended March 31, 2013 and March 31, 2012
	REVPAR		Occupancy			Average Daily Rate
Brand	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Marriott Hotels & Resorts	$112.43	4.9%	68.5%	0.8%	pts.	$164.21	3.7%
Renaissance Hotels	$110.49	5.8%	69.5%	0.8%	pts.	$159.09	4.6%
Autograph Collection Hotels	$151.98	5.6%	74.1%	0.0%	pts.	$205.05	5.6%
Composite North American Full-Service	$113.40	5.1%	68.8%	0.8%	pts.	$164.83	3.9%
The Ritz-Carlton	$245.10	8.9%	71.7%	1.3%	pts.	$341.79	6.9%
Composite North American Full-Service & Luxury	$121.06	5.5%	69.0%	0.8%	pts.	$175.53	4.3%
Courtyard	$79.47	3.9%	65.5%	-0.1%	pts.	$121.42	4.0%
Fairfield Inn & Suites	$59.29	4.3%	62.3%	0.3%	pts.	$95.22	3.8%
SpringHill Suites	$71.97	5.0%	67.9%	0.9%	pts.	$106.04	3.7%
Residence Inn	$89.77	4.3%	73.3%	0.1%	pts.	$122.53	4.1%
TownePlace Suites	$61.62	1.4%	67.1%	-1.3%	pts.	$91.89	3.3%
Composite North American Limited-Service	$75.84	4.1%	67.1%	0.1%	pts.	$113.07	4.0%
Composite - All	$92.39	4.8%	67.8%	0.3%	pts.	$136.34	4.2%

[1]	Statistics include only properties located in the United States.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA

($ in millions)

Fiscal Year 2013
First Quarter
Net Income	$136
Interest expense	31
Tax provision	65
Depreciation and amortization	37
Less: Depreciation reimbursed by third-party owners	(5)
Interest expense from unconsolidated joint ventures	1
Depreciation and amortization from unconsolidated joint ventures	3

EBITDA **	$268

Increase over 2012 EBITDA	25%

	Fiscal Year 2012
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income	$104	$143	$143	$181	$571
Interest expense	33	34	29	41	137
Tax provision	43	66	79	90	278
Depreciation and amortization	29	38	33	45	145
Less: Depreciation reimbursed by third-party owners	(4)	(4)	(3)	(5)	(16)
Interest expense from unconsolidated joint ventures	4	4	1	2	11
Depreciation and amortization from unconsolidated joint ventures	6	8	2	4	20

EBITDA **	$215	$289	$284	$358	$1,146

**	Denotes non-GAAP financial measures. Please see page A-10 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

FULL YEAR EBITDA

FORECASTED 2013

($ in millions)

	Range
	Estimated EBITDA Full Year 2013		As Reported Full Year 2012
Net Income	$606	$653	$571
Interest expense	125	125	137
Tax provision	294	317	278
Depreciation and amortization	160	160	145
Less: Depreciation reimbursed by third-party owners	(20)	(20)	(16)
Interest expense from unconsolidated joint ventures	5	5	11
Depreciation and amortization from unconsolidated joint ventures	15	15	20

EBITDA **	$1,185	$1,255	1,146

Increase over 2012 EBITDA**	3%	10%

Less: Gain on Courtyard JV sale, pretax			(41)

Adjusted EBITDA **			$1,105

Increase over 2012 Adjusted EBITDA**	7%	14%

**	Denotes non-GAAP financial measures. Please see page A-10 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

OPERATING INCOME MARGIN EXCLUDING COST REIMBURSEMENTS

FIRST QUARTER 2013 AND 2012

($ in millions)

	First Quarter 2013	First Quarter 2012
OPERATING INCOME MARGIN
Operating Income	$226	$175

Total revenues as reported	$3,142	$2,552
Less: cost reimbursements	(2,548)	(2,035)

Total revenues excluding cost reimbursements **	$594	$517

Operating income margin, excluding cost reimbursements **	38%	34%

**	Denotes non-GAAP financial measures. Please see page A-10 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED 2012 EPS EXCLUDING GAIN ON COURTYARD JV SALE, NET OF TAX

(in millions, except per share amounts)

	Range
	Estimated Full Year 2013		Full Year 2012
Net income, as reported			$571
Less: Gain on Courtyard JV sale, net of tax			(25)

Net income, as adjusted **			$546

DILUTED EPS AS REPORTED			$1.72

DILUTED PER SHARE GAIN ON COURTYARD JV SALE			(0.08)

DILUTED EPS AS ADJUSTED **			$1.64

DILUTED EPS GUIDANCE	$1.93	$2.08

INCREASE OVER 2012 DILUTED EPS	12%	21%

INCREASE OVER 2012 ADJUSTED DILUTED EPS **	18%	27%

Diluted Shares			332.9

**	Denotes non-GAAP financial measures. Please see page A-10 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted 2012 EPS Excluding Gain on Joint Venture Sale. Management evaluates this non-GAAP measure that excludes a 2012 gain on sale because this non-GAAP measure allows for period-over-period comparisons of our on-going core operations before the impact of this item. This non-GAAP measure also facilitates management’s comparison of results from our on-going operations before the impact of this item with results from other lodging companies.

2012 Gain on Sale of Equity Interest in a Joint Venture. We recorded a $41 million pre-tax ($25 million after-tax) gain on the sale of an equity interest in a North American Limited-Service joint venture in the “Gains and other income” caption of our 2012 Income Statement, which consisted of: (1) a $21 million gain on the sale of this interest; and (2) recognition of the $20 million remaining gain we deferred in 2005 due to contingencies in the original transaction documents for the sale of land to the joint venture which expired with the 2012 sale.

Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA. EBITDA is a financial measure that is not prescribed or authorized by GAAP, which reflects earnings excluding the impact of interest expense, provision for income taxes, and depreciation and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA further excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

We also believe that Adjusted EBITDA, another non-GAAP financial measure, is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects an adjustment for the $41 million pre-tax gain on the 2012 sale of an equity interest in a joint venture, described in more detail above. We believe that Adjusted EBITDA that excludes this item is a meaningful measure of our operating performance because it permits period-over-period comparisons of our ongoing core operations before this item and facilitates our comparison of results from our ongoing operations before this item with results from other lodging companies.

EBITDA and Adjusted EBITDA have limitations and should not be considered in isolation or as substitutes for performance measures calculated under GAAP. Both of these non-GAAP measures exclude certain cash expenses that we are obligated to make. In addition, other companies in our industry may calculate EBITDA and in particular Adjusted EBITDA differently than we do or may not calculate them at all, limiting EBITDA’s and Adjusted EBITDA’s usefulness as comparative measures.

Adjusted Operating Income Margin Excluding Cost Reimbursements. Cost reimbursements revenue represents reimbursements we receive for costs we incur on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer, but also includes reimbursements for other costs, such as those associated with our Marriott Rewards and The Ritz-Carlton Rewards programs. As we record cost reimbursements based on the costs we incur with no added markup, this revenue and related expense has no impact on either our operating income or net income because cost reimbursements revenue net of reimbursed costs expense is zero. In calculating adjusted operating income margin we consider total revenues as adjusted to exclude cost reimbursements and therefore, adjusted operating income margin excluding cost reimbursements to be meaningful metrics as they represent that portion of revenue and operating income margin that impacts operating income and net income.